        As filed with the Securities and Exchange Commission June 7, 2002

                                           Registration No. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  IEXALT, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA
    (State or other jurisdiction of                   75-1667097
    incorporation or organization)       (I.R.S. Employer Identification No.)


         12000 AEROSPACE AVENUE
                SUITE 375
             HOUSTON, TEXAS                                77034
 (Address of Principal Executive Offices)                (Zip Code)


                   JAMES W. CHRISTIAN LEGAL SERVICES AGREEMENT
                              (Full Title of Plans)

                                DONALD W. SAPAUGH
                                  iExalt, Inc.
                        12000 Aerospace Avenue, Suite 375
                              Houston, Texas 77034
                                 (281) 464-8400
     (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                    Copy to:

                               Lawrence E. Wilson
                           Franklin, Cardwell & Jones
                                  1001 McKinney
                                   Suite 1800
                                Houston, TX 77002
                                 (713) 222-6025

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================

     TITLE OF EACH CLASS OF      AMOUNT TO BE        PROPOSED MAXIMUM OFFERING           PROPOSED MAXIMUM             AMOUNT OF
  SECURITIES TO BE REGISTERED     REGISTERED          PRICE PER SECURITY (1)       AGGREGATE OFFERING PRICE (1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.05
per share                           85,000                     $1.00                          $85,000                   $7.82
====================================================================================================================================

(1) The proposed maximum offering price per share is based upon the terms and conditions of the legal services agreement between the Registrant and James W. Christian.

                                EXPLANATORY NOTE

      This Registration Statement contains two parts. The first part contains a prospectus on Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales from time to time by the selling security holder listed in the prospectus of shares of Common Stock of the Company acquired pursuant to a legal services agreement with the Company.

      The second part contains information required by the Registration Statement pursuant to Part II of Form S-8.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission as such information is either contained in the legal services agreement or provided to the participant in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such legal services agreement, additional information, and the information incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS
(Form S-3)

                                  IEXALT, INC.
                          85,000 SHARES OF COMMON STOCK


      This prospectus relates to the offer and sale of up to 85,000 shares of our common stock, par value $.05 per share, for sale by our shareholder identified in this prospectus. The shareholder is referred to throughout this prospectus as the "selling security holder". The selling security holder will acquire the shares of our common stock pursuant to the terms of a legal services agreement under which the selling security holder has provided legal services to us.

      Our common stock is quoted on the Over-the-Counter ("OTC") Bulletin Board under the symbol "IEXA.OB". On May 29, 2002, the last sale price of our common stock on the OTC Bulletin Board was $.70 per share.

      We will not receive any of the proceeds from the sales of shares by the selling security holder but we received the benefit of the services provided by the selling security holder pursuant to his legal services agreement. The selling security holder, directly or through agents, dealers or representatives to be designated from time to time, may sell his shares on terms to be determined at the time of sale. The amount of any commissions in connection with such sales will be negotiated before the sales. See "Plan of Distribution."

      The address of our principal executive offices is 12000 Aerospace Avenue, Suite 375, Houston, Texas 77034, and our telephone number is (713) 464-8400.


                              --------------------

 INVESTING IN THE COMMON STOCK OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS
                              BEGINNING ON PAGE 3.


                              --------------------


   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                              --------------------


      The date of this prospectus is June 7, 2002.

                                TABLE OF CONTENTS




        Risk Factors                                                     3
        Use of Proceeds                                                  6
        Selling Security Holders                                         6
        Plan of Distribution                                             7
        Experts                                                          8
        Information We Incorporate by Reference                          8
        Where You Can Find More Information                              8
        Security and Exchange Commission on Certain Indemnification      8

      We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to iExalt, Inc., a Nevada corporation, and its subsidiaries.

      This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance and similar matters. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions are intended to identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. To comply with the terms of the safe harbor, we caution readers that a variety of factors could cause our actual results to differ materially from the anticipated results or other matters expressed in our forward-looking statements. These risks and uncertainties, many of which are beyond our control, include (i) the sufficiency of our existing capital resources and our ability to raise additional capital to fund cash requirements for future operations, (ii) uncertainties involved in the rate of growth and acceptance of the Internet and other media delivery systems, (iii) adoption by the Christian community of electronic technology for gathering information, facilitating e-commerce transactions, and providing new products, and services,
(iv) volatility of the stock market, particularly within the technology sector,
(v) the ability to use our capital stock as a currency for acquisitions, and
(vi) general economic conditions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, the expectations reflected in these forward-looking statements may prove to have been incorrect.

                                  RISK FACTORS

      AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND THE INFORMATION INCORPORATED BY REFERENCE BEFORE INVESTING IN THE COMMON STOCK OFFERED HEREBY. THE PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. IN ADDITION, THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. WE HAVE DESCRIBED ONLY THE RISKS WE CONSIDER MATERIAL. HOWEVER, THERE MAY BE ADDITIONAL RISKS THAT WE VIEW AS NOT MATERIAL OR OF WHICH WE ARE NOT PRESENTLY AWARE.

      IF ANY OF THE EVENTS DESCRIBED BELOW WERE TO OCCUR, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS OR CASH FLOW COULD BE MATERIALLY ADVERSELY AFFECTED. WHEN WE SAY THAT SOMETHING COULD OR WILL HAVE A MATERIAL ADVERSE EFFECT ON IT, WE MEAN THAT IT COULD OR WILL HAVE ONE OR MORE OF THESE EFFECTS.

WE HAVE RECEIVED A "GOING CONCERN" OPINION FROM OUR INDEPENDENT AUDITORS AND MAY NOT BE ABLE TO REALIZE THE VALUE OF OUR ASSETS IF WE CEASE TO OPERATE AS A GOING CONCERN.

      Our financial statements have been prepared on the basis that we will continue to operate as a going concern and that the value of our assets will be realized in the normal operations. In the event that we are unable to continue to operate as a going concern and are forced to liquidate assets to satisfy creditors, the value of such assets may be adversely affected and our liabilities may exceed the value of our assets. Our earnings from operations have not been sufficient to fund our operating requirements and we may cease to operate as a going concern without the investment of additional funds or the improvement of operating results. We cannot assure you that we will continue to operate as a going concern.

WE HAVE A SHORT OPERATING HISTORY BY WHICH YOU CAN EVALUATE OUR BUSINESS AND PROSPECTS AND DID NOT GENERATE AN OPERATING PROFIT IN THE LAST FISCAL YEAR.

      While we were originally incorporated in 1979, we only commenced our current business objectives in January 1999 and have a limited operating history from which to evaluate our business and prospects. We had a net loss of $9,075,508 for the year ended August 31, 2001 and a net loss of $3,363,102 for the six months ended February 28, 2002. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. We can give no assurance that our future operations will be profitable. Our revenues and profits, if any, will depend upon various factors, including, but not limited to, economic conditions specific to media enterprises, difficulties in managing growth, costs and risks associated with potential acquisitions and increases in our selling and marketing expenses. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE ARE UNABLE TO SECURE SUCH FINANCING, WE MAY NOT BE ABLE TO SUPPORT OUR OPERATIONS.

      Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make our funds insufficient to support our operations. We may seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. We could suffer adverse consequences if we are unable to obtain additional capital when needed.

WE MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK OR SHARES OF PREFERRED STOCK, WHICH MAY DILUTE OUR SHARE VALUE.

      Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.05 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. As of May 29, 2002, there were 2,088,300 shares of common stock and no shares of preferred stock issued and outstanding. The future issuance of all or part of our remaining authorized common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock or preferred stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WARRANTS, STOCK OPTIONS AND SHARES AVAILABLE FOR SALE IMMEDIATELY BY THE SELLING SECURITY HOLDER COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

      At May 29, 2002, a total of 1,722,938 shares of common stock were subject to options, warrants and other rights to acquire common stock at prices ranging from $0.39 per share to $90.00 per share. In addition, 5,000,000 shares were reserved for options available for grant under the Employee Stock Option Plan and 1,000,000 shares were reserved for options available for grant pursuant to the Director Stock Option Plan. The Board of Directors may grant options to purchase the shares reserved under the Employee Stock Option Plan at any time in its discretion. The exercise of these options and warrants at a price less than the market price could dilute the value of outstanding shares and depress the market price. The perception that these options and warrants may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of our common stock. In addition, after a one-year holding period, shares held by our non-affiliates will become eligible for trading, pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, without any additional payment to us or any increase in our capitalization. A drop in the market price could adversely affect holders of our common stock and could also harm our ability to raise additional capital by selling equity securities.

INADEQUATE MARKET LIQUIDITY.

      Only a limited number of shares of our common stock is actively traded in the public market. An investor may find it difficult to sell shares of our common stock in the public market because of the limited number of potential buyers at any time.

THE LOSS OF OUR KEY EMPLOYEES MAY ADVERSELY AFFECT OUR GROWTH OBJECTIVES.

      Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Donald W. Sapaugh, our Chief Executive Officer, Russell Ivy, our Chief Operating Officer, Chris Sisk, our Chief Financial Officer, as well as other of our management members. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND/OR RETAIN QUALIFIED PERSONNEL.

      A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on our business, our financial condition and results of our operations. Our business is dependent upon our ability to attract and retain sales personnel, business administrators, managers and other personnel familiar with the media industry. We can give no assurance that we will be able to employ a sufficient number of such personnel in order to accomplish our growth objectives.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The Christian media industry is extremely competitive and includes several companies which have achieved substantially greater market share, have longer operating histories, have larger customer bases and have substantially greater financial, development and marketing resources than we do. There are several companies, including nonprofit organizations, which are attempting or may attempt to aggregate Christian or family-friendly media assets. We can not give assurance that the competitive pressures we face will not result in increased marketing costs or loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition. If overall demand for our products and services should decrease it could have a material adversely affect on our operating results.

WE COMPETE IN A MARKET SUBJECT TO RAPID TECHNOLOGICAL CHANGES AND MUST CONTINUE TO ENHANCE OUR PRODUCTS AND SERVICES TO COMPETE EFFECTIVELY.

      The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. If we do not respond to rapid technological change and evolving industry standards in the Web-based information market, we will be at a competitive disadvantage and we could lose potential customers to our competitors. As a result, our success depends upon our ability to improve the performance, content and reliability of our products in response to both evolving demands of the Christian community and competitive product offerings. We cannot assure you that we will be able to do so successfully or that any enhancements or new products that we introduce will gain acceptance in the marketplace. If we are not successful or if our products are not accepted, we could lose potential customers to our competitors.

WE MUST CONTINUE TO DEVELOP AND INCREASE AWARENESS OF A "BRAND IDENTITY" IN ORDER TO ATTRACT AND EXPAND OUR USER AND ADVERTISER BASE.

      We believe that developing and maintaining the "iExalt" brand is critically important to our future success in attracting and expanding our audience and advertiser base. Promotion and enhancement of our brand will depend in large part on our ability to continue producing high-quality products and services to the consumers of our media products and services. We may also find it necessary to substantially increase our expenditures for creating and maintaining our distinct brand loyalty among consumers.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR GROWTH THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

      A key part of our strategy is to grow, which may strain our managerial, operational and financial resources. The rapid execution necessary for us to be established as a leader in the developmental market for Christian related products, sponsorship and advertising requires an effective planning and management process. We cannot assure you that our personnel, systems and controls will be adequate to support future growth. Further, we will be required to manage multiple relationships with consumers, strategic partners and other third parties. We can give no assurance that our systems, procedures or controls will be adequate to support our future operations. Our future operating results will also depend on our ability to expand our sales and marketing organizations, implement and manage new services to penetrate broader markets and further develop and expand our organization.

OUR GROWTH STRATEGY IS HIGHLY DEPENDENT UPON FUTURE ACQUISIONS.

      Growth through acquisition of competitive and complementary providers of products and services involves unique risks, including the diversion of resources and management's attention; amortization of an acquired company's intangible assets; the potential loss of key employees of the acquired companies; expenses, delays and difficulties integrating the acquired company into our existing organization; impairment of relationships with third parties; and potential additional expenses. We can give no assurance that our management will be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Our inability to manage growth effectively or to maintain the quality of our products and services could cause us to lose customers and could materially increase our operating expenses.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

      Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

THE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT OUR STOCKHOLDERS.

      There is currently a public market for our common stock, but we can give no assurance that there will always be such a market. The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of technological innovations;

changes in financial estimates by securities analysts; announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; additions or departures of key personnel; sales of common stock; or other general economic or stock market conditions, many of which are beyond our control.

IN THE FUTURE, THE AUTHORIZATION OF OUR PREFERRED STOCK MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

      We may, without further action or vote by our shareholders, designate and issue additional shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and defeat hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

      Our Certificate of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER IN THIS OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.

      We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.


                                 USE OF PROCEEDS

      The shares of common stock offered by this prospectus are being registered for the account of the selling security holder, and we will not receive any proceeds from the sale of common stock by the selling security holder. We did receive the benefit of the services rendered by the selling security holder under his legal services agreement.

                             SELLING SECURITY HOLDER

      Set forth below is (i) the name of the selling security holder and his relationship with the Company, (ii) the number of shares of common stock currently owned by the selling security holder, (iii) the number of shares that may be offered by the selling security holder under this prospectus, and (iv) the number of shares and percentage of the outstanding common stock that would be owned by the selling security holder if all of the shares offered by this prospectus are sold. We obtained some of this information from the selling security holder and other sources which we have not verified.

                                    NUMBER OF         PERCENT OF                               NUMBER OF        PERCENT OF SHARES
                                     SHARES             SHARES                           SHARES BENEFICIALLY        OUTSTANDING
                                  BENEFICIALLY    OUTSTANDING BEFORE       NUMBER OF          OWNED AFTER              AFTER
    NAME AND POSITION                OWNED             OFFERING         SHARES OFFERED        OFFERING (1)           OFFERING

James W. Christian, Attorney         105,000              5.65               85,000              20,000                1.08


(1)   Assumes that all shares offered hereunder are sold.

                              PLAN OF DISTRIBUTION

      We are registering the shares on behalf of the selling security holder. As used in this prospectus, "selling security holder" includes donees and pledgees selling shares received from the named selling security holder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling security holder will pay brokerage commission and similar selling expenses, if any, attributable to the sale of shares. The selling security holder may sell shares from time to time in one or more types of transactions, including the following:

   o  in the over-the-counter market;

   o  in negotiated transactions;

   o  through put or call options transactions relating to the shares;

   o  through short sales of shares; or

   o  through a combination of these methods of sale.

      The selling security holder may sell shares in block transactions. The selling security holder will sell at market prices prevailing at the time of sale, or at negotiated prices. Sales by the selling security holder may or may not involve brokers or dealers.

      The selling security holder may effect these transactions by selling shares directly to purchasers or to or through underwriters or broker-dealers. These underwriters or brokers-dealers may act as agents or principals. These underwriters or broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holder and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as a principal. Compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions.

      The selling security holder and any underwriters or broker-dealers that act in connection with the sale of shares might be deemed to be `underwriters" within the meaning of Section 2(a)(l1) of the Securities Act. Commissions received by underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities arising under the Securities Act.

      The selling security holder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of that rule.

      Upon receipt of notice from a selling security holder that they have entered into any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act, disclosing:

   o the name of each participating selling security holder and of the participating broker-dealer(s);

   o  the number of shares involved;

   o  the price at which the shares were sold;

   o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

   o that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

   o  other facts material to the transaction.

      In addition, we will file a supplement to this prospectus if a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares.

      We intend to require the selling security holder to indemnify us against civil liabilities resulting from the failure by the selling security holder to deliver a prospectus if required. The indemnified civil liabilities include any liabilities under the Securities Act or the Exchange Act resulting from any untrue or any alleged untrue statement of a material fact or omission of a material fact in the registration statement or a prospectus supplement. We intend to require the selling security holder to indemnify us only to the extent the liability relates to information supplied by the selling security holder for inclusion in the registration statement or prospectus supplement.

      In order to comply with state securities laws, if applicable, the shares will be sold only through registered or licensed brokers or dealers in states that require that sales be made through registered or licensed brokers or dealers. Some states require that selling shareholders or the issuer of shares register or qualify shares for sale in that state, unless an exemption from registration or qualification is available and is obtained.

                                     EXPERTS

      The financial statements as of August 31, 2001, incorporated by reference in this prospectus and registration statement have been audited by Harper & Pearson Company, P.C. independent certified accountants, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      Legal aspects of this offering have been passed on by the firm of Franklin, Cardwell & Jones.


                   INFORMATION WE INCORPORATE BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

   o  our Annual Report on Form 10-KSB for the year ended August 31, 2001;

   o our Quarterly Reports on Form 10-QSB for the three months ended November 30, 2001 and the three and six months ended February 28, 2002, and Current Reports on Form 8-K filed with the SEC on December 12, 2001, and December 28, 2001; and

   o

   o the description of our common stock contained in our Registration Statement on Form 8-A, dated July 22, 1980 (Registration Number 0-9322).

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

            iExalt, Inc.
            12000 Aerospace Avenue
            Suite 375
            Houston, Texas 77034
            (281) 464-8400


                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

      This prospectus is part of a registration statement we have filed with the SEC relating to the securities that may be offered by the selling security holder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room.


    SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

      Pursuant to Nevada law, a corporation may eliminate or limit the personal liability of a director or officer for damages arising from a breach of fiduciary duty, other than liability for (a) acts or omission which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of distributions in violation of Nevada law. Our articles of incorporation limit the personal liability of our directors and officers for damages for breach of fiduciary duty in a manner identical in scope to that permitted under the Nevada Law.

      In addition, under Nevada law, our Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our bylaws provide for indemnification of substantially identical in scope to that permitted under the Nevada Law. Such bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):

      1. Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001.

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since August 31, 2001.

      3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated July 22, 1980 (Registration Number 0-9322).

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4:     DESCRIPTION OF SECURITIES.

      Not Applicable

ITEM 5:     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable

ITEM 6:     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection 1 of Section 78.037 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Section 78.300 of the Nevada Law.

      Our articles of incorporation limit the personal liability of our directors and officers for damages for breach of fiduciary duty in a manner identical in scope to that permitted under the Nevada Law. Our articles of incorporation also provide that any repeal or modification of that provision shall apply prospectively only.

      Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

      Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Section 78.7502 of the Nevada Law further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

      Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification under Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders,

(b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,
(c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

      Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

       Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to said Section 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of
Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

      Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

      Our bylaws provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the Nevada Law. Such bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

      The above described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7:     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable

ITEM 8:     EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

         5.1   Opinion of Franklin, Cardwell & Jones.

        23.1   Consent of Harper & Pearson Company, P.C.

        23.2   Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1).

        24.1   Power of Attorney (included on Signature Page).

ITEM 9:     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 7th day of June, 2002.

                                    iEXALT, INC.



                                    BY:   /s/ Donald W. Sapaugh
                                          Donald W. Sapaugh
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following individuals in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Donald W. Sapaugh and Russell Ivy true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this 7th day of June, 2002.

      SIGNATURE                          TITLE


      /s/ Donald W. Sapaugh
      DONALD W. SAPAUGH                  Chairman of the Board of Directors
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

      /s/ Chris L. Sisk
      CHRIS L. SISK                      Executive Vice President and
                                         Chief Financial Officer
                                         (Principal Financial Officer
                                         and Principal Accounting Officer)

      /s/ Hunter M. A. Carr
      HUNTER M. A. CARR                  Director


      /s/ Victoria R. A. Carr
      VICTORIA R. A. CARR                Director


      /s/ Morris H. Chapman
      MORRIS H. CHAPMAN                  Director


      /s/ Dane B. West
      DANE B. WEST                       Director


      /s/ Ramond Corson
      RAMOND CORSON                      Director

                                  EXHIBIT INDEX

        EXHIBIT DOCUMENT

            5.1 Opinion of Franklin, Cardwell & Jones

           23.1 Consent of Harper & Pearson Company, P.C.

           23.2 Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1).

           24.1 Power of Attorney (included on Signature Page).